UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2018

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 2, 2018, BlueLinx Holdings Inc. (the “Company”) entered into an amendment to the stock appreciation rights agreements dated May 31, 2016 (“SAR Agreements”) with each of Susan C. O’Farrell, the Company’s Senior Vice President, Chief Financial Officer, and Treasurer; and Shyam K. Reddy, the Company’s Chief Administrative Officer, General Counsel, and Corporate Secretary (each, an “Amendment”). The Amendments amend the definition of “Fair Market Value” for purposes of determining the “Value” payable to the executives under the SAR Agreements upon exercise. Pursuant to the Amendments, the definition of “Fair Market Value” was changed from the closing price on the most recent date on which shares were publicly traded to the average closing price for the Company’s common stock on each of the trading days during the 20-day period ending on the date of exercise.

Except as described above, all other material terms of the SAR Agreements remain unchanged. The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the form of Amendment, which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01     Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description
10.1	Form of Amendment to Stock Appreciation Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.
(Registrant)

Dated: January 5, 2018	By:	/s/ Shyam K. Reddy
Shyam K. Reddy
Chief Administrative Officer, General Counsel, and Corporate Secretary